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                                                                   EXHIBIT 10.17

                                OPTION AGREEMENT


              THIS OPTION AGREEMENT ("Agreement") is entered into as of June 11, 1998, by and between Network Appliance, Inc., a Delaware Corporation ("Optionee"), and 475 Java Drive Associates, L.P., a California Limited Partnership ("Owner") and upon exercise by Optionee as provided herein shall constitute (i) a contract of purchase and sale between the parties and (ii) escrow instructions to Escrow Agent (as hereinafter defined).

         THE PARTIES ENTER INTO THIS AGREEMENT on the basis of the following facts, understandings and intentions:

         A. Owner owns and desires to grant to Optionee an option to purchase and Optionee wishes to acquire an option to purchase real property comprised of approximately 6.217 acres, located at 475 Java Drive, Sunnyvale, California, as more particularly described on EXHIBIT A attached hereto ("Land") together with Owner's interest in (i) all rights, privileges, easements and right-of-ways appurtenant thereto, (ii) to the extent assignable, all entitlements, permits and other intangible property used in connection therewith, and (iii) to the extent assignable, all contract rights, related to the ownership, use and operation thereof (collectively, including such Land and Improvements, the "Property"), and Optionee desires to purchase the Property from Owner, on all of the terms, covenants and conditions provided herein.

         B. For purposes of this Agreement, the following terms shall have the meanings given below:

                      1. "Execution Date" shall mean the date set forth at the beginning hereof.

                      2. "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in the state of California are authorized to be closed for business.

                      3. "Close of Escrow" shall mean the consummation of the purchase of the Property by Optionee or Optionee's assignee from Owner and the recordation of Owner's Grant Deed in accordance with the terms and provisions of this Agreement.

                      4. "Closing Date" shall mean a date which is the later of
(i) thirty (30) days following the exercise of the Option by Optionee or (ii) January 10, 2000, but in no event later than March 30, 2000 (extended by the number of days beyond October 1, 1999 that it takes Owner to complete the demolition required pursuant to Section 4.1 of the Ground Lease).

                      5. "Escrow Agent" shall mean First American Title Insurance Company, 1636 North First Street, San Jose, California 95112.

                      6. "Title Company" shall mean First American Title Insurance Company, 1636 North First Street, San Jose, California 95112.

                      7. "Exercise Window" shall mean the period commencing at 12:01 a.m. December 1, 1999 (extended by the number of days beyond October 1, 1999 that it takes

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Owner to complete the demolition required pursuant to Section 4.1 of the Ground
Lease) and ending 11:59 p.m. ninety (90) days thereafter.

                      8. "Ground Lease" shall mean that certain lease between Owner as Lessor and Optionee as Lessee.

                      9. "Lot Line Adjustment" shall mean adjustment of the property line between the Property and the adjoining property at 495 Java Drive in order to accommodate a common driveway as shown on Owner's Plans (as defined in the Work Letter).

                      10. "CC&R's" shall mean covenants, conditions and restrictions for the purpose for operating the Property and the adjoining property at 495 Java Drive in a manner that allows a common driveway substantially in conformance with the Declaration Of Covenants, Conditions And Restrictions And Cross-Access Parking Agreement For 500 East Middlefield Road and 401 Ellis Street, Mountain View, California dated December 12, 1997 and recorded as Document No. 13979683 of the Santa Clara County, California records, with appropriate revisions to adapt such document to the Property.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements of the parties as herein set forth, the parties hereto agree as follows:

                  1. Option; Option Payment.

                      (a) Option. Owner hereby grants to Optionee an option ("Option") to purchase the Property from Owner, on all of the terms, covenants and conditions provided herein.

                      (b) Option Payment. Upon execution of this Agreement Optionee shall pay, as option consideration, the sum of $4,500,000 to Owner ("Option Payment"); provided, however, if Optionee does not pay the Option Payment upon execution, Optionee must pay the Option Payment within seven (7) Business Days and failure to pay by said date shall entitle Owner to either (i) terminate this Agreement and the Ground Lease or (ii) file suit for payment of the Option Payment. The Option Payment shall be deposited with the Escrow Agent upon execution of this Agreement pursuant to escrow instructions approved by Owner and Optionee. The escrow instructions shall provide that the Escrow Agent shall deposit the Option Payment in an interest bearing account, pursuant to investment instructions from Optionee and approved by Owner. All interest earned on the Option Payment shall be for the account of Optionee. The escrow instructions shall also provide that the Option Payment shall be released to Owner upon the earlier of (i) exercise of Optionee's option hereunder, in which case such Option Payment shall be applied toward the Purchase Price, or (ii) the expiration of the Option without exercise by Optionee.

                  2. Exercise of Option. Optionee shall be entitled to exercise the Option at any time during the Exercise Window by delivering written notice of its unconditional election to exercise the Option to Owner ("Exercise Notice"), which Exercise Notice, in order to be effective, must be delivered to Owner during, and prior to the expiration of, the Exercise Window. Upon the effective exercise of the Option in accordance with the foregoing this Agreement shall be a bilateral agreement requiring Owner to sell the Property to Optionee and


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Optionee to purchase the Property from Owner through the Close of Escrow on the
Closing Date on the terms and conditions of this Agreement.

                  3. Purchase Price. Optionee shall pay Owner a purchase price ("Purchase Price") for the Property of Twenty-Three Million Seven Hundred Forty-Five Thousand Dollars ($23,745,000.00), payable at the Close of Escrow in cash ("Cash Payment")

                  4. Conditions Precedent. At or before Close of Escrow the following conditions precedent ("Conditions Precedent") shall be either satisfied or waived by Optionee as a condition to Optionee's obligation to proceed with the purchase of the Property:

                      (a) Title. The term "Conditions of Title" shall refer to those exceptions to title (including, without limitation, Title Company's standard printed exceptions to title with respect to an ALTA Owner's Extended Form policy of title insurance (an "ALTA Policy") listed on EXHIBIT B incorporated herein by reference, the lien for real property taxes not delinquent, any current assessments (subject to Owner's obligation to pay delinquent assessments or credit same to the Purchase Price at closing), the effect of the Lot Line Adjustment and the CC&R's, the effect of the Ground Lease and any improvements constructed by Lessee thereunder, and any other encumbrances or matters of title caused or approved in writing by Optionee. On the Closing Date, Title Company shall be unconditionally committed to issue (a) an American Land Title Association ("ALTA") Extended Title Policy Form B (1970) for the Property ("ALTA Title Policy"), with a liability limit in the amount of the Purchase Price and insuring fee title vested in Optionee, and (b) endorsements to the ALTA Title Policy (i) to provide Optionee with assurance that the Property is the same as shown on the Survey, (ii) to provide Optionee with assurance that the Property is contiguous with the property known as 495 Java Drive, and (iii) such other endorsements as Optionee may reasonably request, including without limitation zoning, tax parcel, access, and owner's comprehensive (ALTA 100, modified for owner, or equivalent) endorsements (collectively, the "Endorsements"); provided, however, the availability of such Endorsements shall not be a Condition Precedent to Optionee's obligation hereunder. Optionee shall take title to the Property subject to the Conditions of Title.

                      (b) Survey. Optionee has approved a certified ALTA survey of the Property prepared by Kier & Wright dated April 15, 1998 ("Survey"). Any revisions (including certification to Optionee) to the ALTA survey previously provided to Optionee by Owner which are requested by Optionee shall be at Optionee's sole cost and expense. At Close of Escrow Owner shall deliver to Optionee the Survey.

                      (c) Property Documents. Optionee has reviewed and approved all of the reports listed on EXHIBIT C attached hereto and incorporation herein ("Property Documents"). As of the Close of Escrow there shall have been no material adverse change in the physical condition of the Property as described in the Property Documents which would materially, adversely effect Optionee's use and occupancy of the Property except for conditions caused by or otherwise the responsibility of Lessee under the Ground Lease and Owner shall deliver to Optionee its certificate representing and warranting (i) to the best of Owner's knowledge that there has been no such material adverse change between the Execution Date and the Close of Escrow and (ii) except as described in such certificate there are no agreements that would be


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binding upon Optionee or the Property following Close of Escrow except as contemplated by this Agreement.("Owner's Closing Certificate").

                      (d) Completion of Demolition. Owner shall have completed the demolition of existing improvements in accordance with the specifications described in the Ground Lease and Owner shall deliver to Optionee its representation and warranty that it has completed such demolition in accordance with such specifications.

                      (e) Owner's Performance. Owner shall have performed all of its obligations under this Agreement.

         5. No Incumbrance or Transfer. Except for the Ground Lease and as provided herein, Owner shall not incumber, lease, transfer, assign or sell all or any portion, or interest in, the Property, or enter into any agreement or contract effecting or relating to the Property without Optionee's prior written consent, which consent may be withheld in Optionee's sole discretion. Owner shall be entitled to encumber the Property for the purpose of securing one or more construction loans. Owner may also implement the Lot Line Adjustment, record the CC&R's and execute such other contracts (but not contracts or encumbrances that will be binding upon Optionee or the Property after the Close of Escrow) as may be necessary or advisable in connection with performing its obligations hereunder including demolition of the existing improvements.

                  6.       Escrow.

         (a) Escrow. Within two (2) Business Days after Optionee's Exercise Notice, Owner shall establish an escrow ("Escrow") with the Escrow Agent for the close of this transaction. An executed copy of this Agreement shall be deposited with the Escrow Agent by Optionee and this Agreement, together with Owner's Additional Escrow Instructions (as hereinafter defined), if any, and Optionee's Additional Escrow Instructions (as hereinafter defined), if any, shall constitute Escrow Agent's escrow instructions for closing Escrow. Escrow shall close ("Close of Escrow") on or before the Closing Date.

         (b) Owner. On or prior to the Closing Date Owner shall deposit the following into Escrow:

                      (i) Grant Deed. A duly executed and acknowledged Grant Deed in usual form setting forth all exceptions to title created or suffered by Owner which are not to be removed at or prior to Closing;

                      (ii) Non-Foreign Person Certificates. Duly executed non-foreign person certificates ("Non-Foreign Person Certificates") in usual form sufficient to relieve Optionee of any withholding requirements pursuant to the provisions of Section 1445 of the Internal Revenue Code of 1986 as amended (the "Code") and Section 18805 of the California Revenue and Taxation Code and a California Form 590-RE certifying that Owner has a permanent place of business or is qualified to do business in the State of California;

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                      (iii) Assignment of Intangible Property. An assignment, in a form reasonably approved by Optionee and Owner, of all Owner's rights, title, and interest to any and all plans, permits, approvals, entitlements and other intangible property relating to the Property (the "Assignment of Intangibles");

                      (iv) Assignment of Ground Lease. An assignment and assumption in a form reasonably approved by Optionee pursuant to which Owner shall assign to Optionee all of its rights as Lessor under the Ground Lease accruing from and after the Closing Date and Optionee assumes all of Owners obligations as Lessor under the Ground Lease arising after the Closing Date (including but not limited to the obligations of Lessor under Article 40 of the Ground Lease pertaining to the environmental conditions of the Property), except for Lessor's obligation to demolish the existing improvement pursuant to Section
4.1 of the Ground Lease and to indemnify Lessee in connection with that work ("Assignment and Assumption").

                      (v) Closing Certificate. Owner's Closing Certificate, in a form reasonably approved by Optionee and Owner; and

                      (vi) Additional Escrow Instructions and Documents. Such additional escrow instructions ("Owner's Additional Escrow Instructions") and documents as Escrow Agent may reasonably require of Owner to close the sale of the Property in accordance with this Agreement, which instructions shall not be inconsistent with the terms of this Agreement.

         (c) Optionee. On or prior to the Closing Date Optionee shall deposit the following into Escrow:

                      (i) Cash Payment. The Cash Payment;

                      (ii) Additional Cash. Additional cash in the amount necessary to pay Optionee's share of closing costs and prorations, as hereinafter set forth;

                      (iii) Release and Assumption. The Release and Assumption provided for in Section 9(e);

                      (iv) Assignment and Assumption. The Assignment and Assumption executed by Optionee; and

                      (v) Additional Escrow Instructions and Documents. Such additional escrow instructions ("Optionee's Additional Escrow Instructions") and documents as Escrow Agent may reasonably require of Optionee to close the sale of the Property in accordance with this Agreement.

                  7. Close of Escrow.

         (a) Time. When the Escrow Holder has confirmed that Title Company is in a position to issue an ALTA Extended Policy (Form B-1970) insuring title to the Property as being vested in Optionee in accordance with Section 5(a) and all documents and funds required hereby


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have been deposited with Escrow Agent, Escrow Agent shall cause Close of Escrow to occur as provided below.

                  (b) Procedure. Escrow Agent shall close Escrow as follows:

                      (i) Record the following documents in the order set forth below:

                                    (1) The Grant Deed.

                      (ii) Deliver to Owner the following:

                                    (1) The Cash Payment and the Deposit;

                                    (2) The Release and Assumption;

                                    (3) The Assignment and Assumption; and

                                    (4) A conformed copy of the Grant Deed.

                      (iii) Deliver to Optionee the following:

                                    (1) An ALTA Policy in accordance with
Section 5(a); and

                                    (2) The Non-Foreign Person Certificates; and

                                    (3) Conformed copies of the Grant Deed,
Assignment and Assumption, Owner's Closing Certificates and Assignment of Intangibles, and the originals of such documents following their recordation.

                  (c) Closing Costs and Prorations.

         (i) Closing Costs. Owner shall pay the cost for a basic CLTA owner's policy; Optionee shall pay all additional costs for the Title Policy and all Endorsements. Owner shall pay county transfer taxes and one-half of the escrow fees applicable to the sale. Optionee shall pay one-half of the escrow fees and all recording fees attributable to the conveyance documents, and Owner shall pay recording fees attributable to the release of any liens on the Property. All other costs and charges of the escrow for the sale shall be paid in accordance with custom.

         (ii) Prorations. Real estate taxes and all other expenses normal to the operation and maintenance of the Property are paid by Lessee under the Ground Lease and are not pro rated. Base Monthly Rental under the Ground Lease shall be prorated as of 12:01 a.m. on the Closing Date.

         (iii) Escrow Cancellation Costs. Notwithstanding the provisions of subsection (i) above, if Escrow fails to close due to Owner's default, Owner shall pay all Escrow cancellation charges. If Escrow fails to close due to Optionee's default, Optionee shall pay all Escrow cancellation charges. If Escrow fails to close for any reason other than the

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foregoing, Optionee and Owner shall each pay one-half (1/2) of any Escrow cancellation charges. "Escrow cancellation charges" means all fees, charges, and expenses incurred by Escrow Agent, including all expenses incurred in connection with issuance of the Preliminary Report and other title matters.

         8. Brokers. Each of Optionee and Owner represents to the other party that, other than Cornish & Carey representing Optionee and CPS representing Owner ("Brokers") in connection with the Ground Lease, such party has not engaged any broker or finder in connection with any of the transactions contemplated by this Agreement. Optionee shall indemnify, defend and hold Owner harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim against Owner for any fee or commission by any broker or finder claiming by or through Optionee, other than the Brokers in connection with the Ground Lease. Owner shall indemnify, defend and hold Optionee harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder claiming by or through Owner. Owner shall be responsible for the payment of any fees or commissions payable to the Brokers in connection with the Ground Lease transaction in accordance with Owner's written agreements with such brokers. The covenants contained herein shall survive the Close of Escrow.

         9. Owner's Representations, Warranties and Covenants.

                      (a) Owner's Representations and Warranties. Owner hereby makes the following representations and warranties to Optionee, which representations and warranties shall survive the Close of Escrow for a period of twelve (12) months (at which time these representations and warranties shall expire):

                      (i) Litigation; Government Action. Except as disclosed to Optionee in writing, there is no claim, litigation, notice that the Property is in violation of law, or governmental investigation presently pending with respect to which Owner has been served with process or other notice thereof or, to the best of Owner's knowledge (as defined below), otherwise pending or threatened, against or relating to the Property.

                      (ii) Condemnation. There is presently no pending condemnation of the Property or any part thereof with respect to which Owner has been served with process or other notice thereof nor, to the best of Owner's knowledge, is any such condemnation otherwise pending or contemplated.

                      (iii) Leases. There are no leases or other occupancy agreements relating to the Property other than the Ground Lease.

                      (iv) Hazardous Materials.

                                    (1) For purposes hereof, "Hazardous
Materials" shall mean any and all asbestos, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any California or federal law or regulation.


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                                    (2) Owner has not released or discharged, or
caused to be released or discharged, upon the Property any Hazardous Materials, and to the best of Owner's knowledge, except as disclosed in the Property Documents, there are no Hazardous Materials present on, in, or under the Property.

                                    (3) To the best of Owner's knowledge, the
Property Documents are all of the documents and reports in Owner's possession pertaining to Hazardous Materials on or at the Property.

                      (v) Property Documents. To the best of Owner's knowledge there are no other documents or reports in Owner's possession or under Owner's control other than the Property Documents, describing the condition of the Property concerning the presence of Hazardous Materials, the geotechnical condition of the soils or other like physical condition of the Property as of the Execution Date; provided, however, the existing improvements to be demolished and removed by Owner contain asbestos. Owner acknowledges and agrees that the demolition and removal of the existing improvements including the asbestos containing materials therein and all costs in connection therewith is the sole responsibility of Owner.

                      (b) Organization and Authority. Owner is a California limited partnership validly existing and in good standing under the laws of California. Owner and has full power to enter into this Agreement and is duly qualified to transact business in California. The execution, delivery, and performance of this Agreement have been duly authorized and approved by all requisite action and the consummation of the transactions contemplated hereby will be duly authorized and approved by all requisite action of Owner and no other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Owner enter into or to comply with the terms of this Agreement.

                      (c) Binding Effect of Documents. This Agreement and the other documents to be executed by Owner hereunder, upon execution and delivery thereof by Owner, will have been duly entered into by Owner, and will constitute legal, valid and binding obligations of Owner. Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement, or instrument to which Owner is a party or by which it is bound.

                      (d) "Best Knowledge" Definition. For purposes of this
Section 11, the term "to the best of Owner's knowledge" shall mean the current actual knowledge of John Mozart and Steve Dostart after usual inquiry in connection with the operation of the Property. Owner represents that John Mozart and Steve Dostart are the representatives of Owner with supervisory responsibilities concerning the Property who would, in the ordinary course of their responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Section 11.

                      (e) "As-Is" Condition; Release and Assumption. If Owner breaches any representation, warranty, or covenant hereunder prior to Closing and Optionee closes escrow with knowledge thereof, Optionee shall be deemed to waive such breach. Except as expressly provided in this Agreement and in Owner's Closing Certificate, Owner makes no representations or warranties of any kind, express or implied, written or oral, as to the physical condition of the


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Property; the uses of the Property or any limitations thereon, including, without limitation, zoning, environmental or other laws, regulations or governmental requirements; the utilities or other physical equipment and fixtures on the Property, the costs of operating the Property or any other aspect of the economic operations on the Property; the possibility of future assessments of charges being levied against the Property or imposed as a condition to development or construction; or the condition of the soils or groundwater of the Property. Except as provided herein, Optionee specifically acknowledges that it is acquiring the Property in an "as-is" condition (as such term is most broadly construed), in reliance upon its own inspection and investigation of the Property. Except as expressly provided herein, Owner makes no representation or warranties with respect to the condition of title to the Property, and Optionee agrees that it will rely solely on its policy of title insurance. At closing, and as a condition to Owner's obligations hereunder, Optionee shall, pursuant to a form of Release and Assumption ("Release and Assumption") prepared by Owner and delivered to Optionee for approval by Optionee within ten (10) days after the Execution Date, (1) release Owner from any and all claims, liability or causes of action (except for the express representations and warranties herein and in Owner's Closing Certificate to the extent the same survive closing) in connection with the Property and (2) assume all of Owner's obligations under any and all laws and regulations pertaining to the Property (except those accruing prior to Close of Escrow).

         10. Loss by Fire or Other Casualty; Condemnation.

                      (a) Condemnation and General Casualty. Optionee shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction of any improvements or condemnation of any portion of the Property; provided, however, at Closing the Purchase Price shall be credited by the amount of any insurance proceeds or condemnation awards collected by Owner (excluding proceeds or awards payable directly or indirectly, in respect of any delay in the receipt of the Purchase Price by Owner) as a result of any such damage or destruction or condemnation less any monies actually expended by Owner to repair any damage, plus any deductible amounts attributable to such damage or destruction, or such proceeds shall be assigned to Optionee if not then collected.

                      (b) Owner Cooperation. If Owner assigns the proceeds of any insurance policy to Optionee pursuant to Section 10(a), Owner shall cooperate with Optionee in presenting and prosecuting the claim with Owner's insurance carriers, shall follow Optionee's instructions with respect thereto (except to the extent Owner is advised by counsel that following a particular instruction would expose Owner to liability, or to the extent Owner would incur additional cost to follow such instruction which is not paid by Optionee), and will not settle any such claim without Optionee's written approval.

         11. Successors and Assigns. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Optionee may assign it's rights under this Agreement to a financing entity in connection with a synthetic lease transaction without the need for Owner's prior written consent. But no such assignment shall relieve the assignor from primary liability for its obligations hereunder. Prior to the acquisition of the Property, Optionee intends to assign Optionee's interest under this Agreement to an entity (the "Lessor"), who will then lease all of the acquired portions of the property to Optionee, as tenant ("Tenant"), pursuant to a synthetic lease ("Lease") to be executed by Lessor and Tenant, pursuant to which Tenant shall have the right to construct certain improvements thereon, pursuant to plans and specifications approved by Lessor and Tenant. The parties acknowledge that (a) Tenant is intended to be the ultimate occupant and user of the Real Property, and (b) the improvements to be constructed thereon are being designed for Tenant's benefit and to Tenant's specifications. Therefore, the parties acknowledge that Tenant is an intended third party beneficiary of all of Owner's covenant, representations, warranties and obligations under this Agreement.

         12. Entire Agreement. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements, and understandings, both oral and written. No provisions of this Agreement may be amended or modified in any manner except by an agreement in writing duly executed by the parties hereto.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents which are entered into and performed entirely within California.

         14. Attorneys' Fees; Arbitration.

                      (a) Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages, injunctive or other relief, reasonable attorneys' fees expert witness fees, and court costs.

                      (b) Arbitration of Disputes. ANY CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN

ARBITRATION ASSOCIATION FOR THE ARBITRATION OF COMMERCIAL DISPUTES, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS.

                  NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

                  WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

         CONSENT TO NEUTRAL ARBITRATION BY:
______________ (OWNER): __________________(OPTIONEE).

         15. Notices. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and either delivered by hand delivery, professional courier service which provides written evidence of delivery or deposited in the United States mail, registered or certified, postage prepaid and addressed as follows:

 To Owner:               495 Java Drive Associates, L.P.
                         c/o Mozart Development Company
                         1068 East Meadow Circle
                         Palo Alto, California 94303
                         Attn: John Mozart and Steve Dostart
                         Tel. (415) 493-9000
                         FAX  (415) 493-9050

  With a copy to:        Ellman, Burke, Hoffman & Johnson
                         One Ecker Building, Suite 200
                         San Francisco, California 94105
                         Attn:  Jeffrey W. Johnson, Esq.
                         Tel. (415) 777-2727
                         FAX (415) 495-7587

To  Optionee:            Network Appliance Inc.
                         2770 San Tomas Expressway
                         Santa Clara, California 95051
                         Attn:  Chris Carlton
                         Tel. (408) 367-3200
                         FAX  (408) 367-3151

  With a copy to:        Network Appliance Inc.
                         2770 San tomas Expressway
                         Santa Clara, California 95051
                         Attn:  Fran Bellet, Esq.
                         Tel. (408) 367-3200
                         FAX (408) 367-3151

The foregoing addresses may be changed by written notice to the other party as provided herein. Notices shall be deemed delivered and received, in the case of personal delivery or delivery by courier as aforesaid, on the day physically delivered to the indicated addressee, and in the case of delivery by United States mail, three (3) Business Days after deposit in the United States mail as aforesaid.

         16. Exhibits. All exhibits are attached hereto and incorporated herein by this reference.

         17. Authority. Each person executing this Agreement on behalf of a party to this Agreement hereby represents and warrants that he or she has authority to execute this Agreement on behalf of such party.

         18. Tax Deferred Exchange. Optionee shall cooperation with Owner in connection with implementing the purchase and sale of the Property as a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, provided, however, Optionee shall not be obligated to take title to any other property or incur any costs, liability, or delay in connection therewith.

         19. Headings. Headings at the beginning of any paragraph or Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement or to be used in the interpretation hereof.

         20. Survival. The representations, warranties and covenants of the parties hereto shall survive the Close of Escrow, or the termination of the Agreement if the Close of Escrow does not occur, subject to the express limitations on survivability contained in this Agreement.

         21. Waiver. No waiver by Optionee or Owner of a breach of any of the terms, covenants, or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Optionee or Owner hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Optionee or Owner to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.

         22. Confidentiality. Optionee and Owner shall both maintain this Agreement in the terms and conditions of confidence except as required by law and except as required in connection with the performance of each of the obligations of Optionee and Owner hereunder. Notwithstanding anything to the contrary herein, the provisions of this Section 23 shall be separate and severable from all of the other provisions of this Agreement. A breach or alleged breach of the provisions of this Section 23 shall not be grounds for termination of this Agreement or otherwise excuse the performance of any other obligations hereunder. The maximum damages recoverable for a breach of the terms of this Section 23 shall be Twenty-Five Thousand Dollars ($25,000.00).

         23. Withdrawal from Market. During the period that this Agreement is in effect Owner shall withdraw the Property from the market and shall not except any back-up offers for the sell or lease of all or any portion of the Property.

         24. Severability. If any phrase, clause, sentence, paragraph, section, article, or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law. Optionee and Owner acknowledge and agree that Optionee and Owner have simultaneously executed a Purchase Agreement for the property adjoining the Property at 495 Java Drive ("Separate Transaction"). The parties agree that for all purposes hereunder the Separate Transaction is separate and independent of any and all rights and obligations of the parties hereunder.

                  25. Time. Time is of the essence of this Agreement.

                  26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth next to their respective signatures below.

OPTIONEE:         Network Appliance, Inc.,
                  a Delaware corporation


                  By: /s/ CHRIS CARLTON
                     ------------------------------

                  Its: Vice President
                      -----------------------------

OWNER:

                  475 Java Drive Associates, L.P.
                  a California Limited Partnership

                  By       M-D Venture, Inc.,
                           a California Corporation,
                           its general partner

                  By: /s/ STEVE DOSTART
                     ------------------------------
                      Steve Dostart, Vice President

                                    EXHIBIT A

                            [Description of Property]

                     ADDENDUM TO LEASE AND OPTION AGREEMENT


                  Notwithstanding anything to the contrary in the Lease and Option Agreement between Network Appliance, Inc. ("Network") and 475 Java Drive Associates, L.P. ("475"), (i) Network warrants that it has authority to execute, deliver and perform the Lease and Option Agreement and (ii) 475 shall be entitled to terminate the Lease and Option Agreement at any time after July 10, 1998 if, prior to such termination Network has failed to deliver to 475 its Board of Directors Resolution certified by the Secretary or Assistant Secretary of Network authorizing the transactions contemplated by the Lease and Option Agreement. Upon such termination 475 shall return Network's Option Payment.

                                        NETWORK:

                                        NETWORK APPLIANCE, INC.



                                        By____________________________
                                          Its______________________


                                        475:

                                        475 JAVA DRIVE ASSOCIATES, L.P.

                                        By M-D Ventures, Inc.



                                        By____________________________
                                          Its______________________